Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Increases Licensed Production Capacity to 4 Million Pounds of U3O8 per year at the Irigaray Processing Plant

UEC will have a U.S. industry-leading, three hub-and-spoke production platforms in Wyoming and Texas

12.1 million pounds of U3O8 per year of combined U.S. licensed production capacity, upon closing the previously announced acquisition of Rio Tinto’s Wyoming Assets

Casper, Wyoming, October 17, 2024 – Uranium Energy Corp (NYSE American: UEC) (the “Company” or “UEC”) is pleased to announce that it has received approval from the Wyoming Department of Environmental Quality, Uranium Recovery Program, to increase the licensed production capacity at its Irigaray Central Processing Plant to 4.0 million pounds of U3O8 annually.

The Irigaray Plant serves as the cornerstone of UEC’s hub-and-spoke production strategy in the Powder River Basin of Wyoming. The facility supports four of UEC’s fully permitted uranium in-situ recovery (“ISR”) satellite projects in the area, including the producing Christensen Ranch project. Engineering work is already underway and certain key equipment, including a filter press, has been acquired to increase the plant’s output.

Amir Adnani, President and CEO, commented, “The expansion of Irigaray’s licensed annual capacity to 4.0 million pounds is a major achievement and comes at the perfect time with compelling industry drivers. The extraordinary growth in nuclear power in the U.S. is creating a new demand paradigm for uranium supply from stable domestic sources. Big tech companies, like Amazon, Google, Microsoft and Oracle, are making significant financial commitments for nuclear energy to provide the electricity needed to power data centers. This approach to invest directly into nuclear generation infrastructure reflects the realization that nuclear energy provides safe, highly reliable, economic and clean energy.”

Mr. Adnani continued: “This latest milestone also reflects the hard work and dedication of the UEC team, who have been focused on expanding our capabilities at Irigaray and ramping-up production at Christensen Ranch. Looking ahead, the anticipated closing of the acquisition of Rio Tinto America's Wyoming assets will provide an industry leading, third production platform in the U.S. that will allow us to maximize the full potential of our Great Divide Basin projects.”

Brent Berg, Senior Vice President of U.S. Operations, added, “This licensing milestone represents a critical advance in strengthening our domestic uranium production. It allows us to fully capitalize on the various additional near-term production opportunities in our Powder River Basin ISR portfolio where UEC has aggregate estimated resources of 62,329,200 lbs U3O8 in the measured and indicated category and 10,724,700 lbs U3O8 in the inferred category.”(1)

Additionally, the Company announces that it has engaged Stantec, of Chandler, Arizona, to provide engineering services, process design optimization, capital cost estimates, and a project execution schedule for its planned Powder River Basin production expansion. Stantec is a global leader in engineering, design, project delivery and environmental sustainability.

As previously announced on September 23, 2024, UEC reached a landmark deal with Rio Tinto which will give the Company a third hub-and-spoke production platform in Wyoming’s Great Divide Basin. The acquisition includes the Sweetwater Plant, with a licensed capacity of 4.1 million pounds of U3O8 per year, along with a portfolio of uranium projects that will add 175 million pounds of historic resources to UEC’s existing resource base(2).

In addition to the two hub-and-spoke platforms in Wyoming, UEC also operates an ISR hub-and-spoke production platform in South Texas centered around the Hobson Central Processing Plant, with a licensed capacity of 4 million pounds of U3O8 annually.

Note:

1.	S-K 1300 Mineral Resource Report Wyoming Hub and Spoke ISR Project, WY, USA dated September 13, 2022, Western Water Consultants, Inc.

2.

Based upon internal studies and other historic data prepared by prior owners in regards to the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

Qualified Person

The technical information in this news release has been reviewed and approved by Dayton Lewis, P.Geo., UEC’s V.P. - Wyoming Resource Development, who is a Qualified Person for the purposes of SEC Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational Central Processing Plants (“CPPs”) and served by seven U.S. ISR uranium projects with all their major permits in place. In August 2024, production began at the Christensen Ranch project in Wyoming, sending uranium loaded resin to the CPP at Irigaray (Wyoming hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.